Exhibit 99.2

(b) Pro Forma Financial Information.

The following pro forma financial information is the result of combining the Company's reported historical financial information with the ONB Branches historical financial information and making adjustments to the combined information to reflect events that have occurred or that are assumed to have occurred because of the acquisition. The pro forma information should be read in conjunction with the Company’s previously reported historical financial statements and the ONB Branches financial statements included in this filing.

The pro forma condensed consolidating statements do not assume or include any possible cost savings or revenue opportunities that may be realized as a result of the combination. This condensed consolidating pro forma information is provided for illustrative purposes only and is not necessarily indicative of the results of operations or financial position which would have resulted if the combination had been effected at the beginning of the periods presented or as of the date indicated or the financial position or results of operation which we might obtain in the future.

The following pro forma condensed combined financial information presents the financial position of the Company, including the effects of the purchase accounting adjustments and acquisition expenses, had the acquisition taken place at the dates identified (in thousands):

(Unaudited)		ONB	Pro Forma
As of June 30, 2015	First Mid	Branches	Transactions	Note	Pro Forma
Assets
Cash and cash equivalents	$46,334	$4,919	(1,047)	G	$50,206
Investment securities	465,896	—	—		465,896
Loans, net	1,045,172	158,651	(3,377)	A	1,200,446
Interdivisional investment funds	—	320,402	(15,892)	B	304,510
Interest receivable	6,044	462	—		6,506
Premises and equipment	27,208	4,292	(125)	C	31,375
Goodwill	25,753	—	14,015	D	39,768
Intangible assets	1,533	—	6,216	E	7,749
Other assets	16,180	954	—		17,134
Total assets	$1,634,120	$489,680	$(210)		$2,123,590

Liabilities
Deposits	$1,266,199	$484,233	$837	F	$1,751,269
Repurchase agreements with customers	117,468	4,892	—		122,360
Interest payable	302	122	—		424
Borrowings and other debt	45,620	—	—		45,620
Other liabilities	6,636	433	(366)	G	6,703
Total liabilities	1,436,225	489,680	471		1,926,376
Stockholders’ equity	197,895	—	(681)	G	197,214
Total liabilities and stockholders’ equity	$1,634,120	$489,680	$(210)		$2,123,590

(Unaudited)		ONB	Pro Forma
As of December 31, 2014	First Mid	Branches	Transactions	Note	Pro Forma
Assets
Cash and cash equivalents	$51,730	$4,385	(1,325)		$54,790
Investment securities	431,506	—	—	G	431,506
Loans, net	1,048,724	157,300	(3,377)		1,202,647
Interdivisional investment funds	—	341,333	(15,892)	A	325,441
Interest receivable	6,828	512	—	B	7,340
Premises and equipment	27,352	4,117	(125)		31,344
Goodwill	25,753	—	14,015	C	39,768
Intangible assets	1,844	—	6,216	D	8,060
Other assets	13,366	1,063	—	E	14,429
Total assets	$1,607,103	$508,710	$(488)		$2,115,325

Liabilities
Deposits	$1,272,077	$500,690	$837		$1,773,604
Repurchase agreements with customers	121,869	7,590	—	F	129,459
Interest payable	285	120	—		405
Borrowings and other debt	40,620	—	—		40,620
Other liabilities	7,336	310	(464)		7,182
Total liabilities	1,442,187	508,710	373	G	1,951,270
Stockholders’ equity	164,916	—	(861)		164,055
Total liabilities and stockholders’ equity	$1,607,103	$508,710	$(488)	G	$2,115,325

Notes:

A	The difference between the fair value and acquired value of the acquired loans on the date of the acquisition. This amount is being accreted to interest income over the remaining term of the loans.

B	Core deposit premium paid (3.6% of core deposits).

C	The difference between the fair value and acquired value of the premises and equipment acquired on the date of the acquisition.

D	Goodwill resulting from acquisition.

E	Core deposit intangible asset. This amount is being amortized to other expense on a accelerated basis over the estimated life of ten years.

F
The difference between the fair value and acquired value of the acquired time deposits on the date of the acquisition. This amount is being amortized to interest expense over the remaining term of the time deposits.

G	Non-recurring, incremental costs directly related to the transaction not yet reflected in the historical financial statements.

The following pro forma condensed combined financial information presents the results of operations of the Company, including the effects of the purchase accounting adjustments, had the acquisition taken place at the beginning of each period (in thousands):

(Unaudited)		ONB	Pro Forma
For the year ended December 31, 2014	First Mid	Branches	Transactions	Note	Pro Forma
Net interest income	$51,482	$7,620	$2,841	A, B, C	$61,943
Provision for loan losses	629	—	116	D	745
Non-interest income	18,369	7,522	—		25,891
Non-interest expense	44,507	8,811	3,057	E, F, G	56,375
Income before taxes	24,715	6,331	(332)		30,714
Income tax expense (benefit)	9,254	2,216	(116)	H	11,354
Net income (loss)	$15,461	$4,115	$(216)		$19,360
Dividends on preferred shares	4,152	—	—		4,152
Net income available to common stockholders	$11,309	$4,115	$(216)		$15,208

Earnings per share:
Basic	$1.88				$2.53
Diluted	$1.85				$2.31

Basic weighted average shares	6,002,766				6,002,766
Diluted weighted average shares	8,371,687				8,371,687

(Unaudited)		ONB	Pro Forma
For the six months ended June 30, 2015	First Mid	Branches	Transactions	Note	Pro Forma
Net interest income	$25,956	$3,938	$780	A, B, C	$30,674
Provision for loan losses	408	—	58	D	466
Non-interest income	9,336	3,603	—		12,939
Non-interest expense	22,034	4,271	1,013	E, F, G	27,318
Income before taxes	12,850	3,270	(291)		15,829
Income tax expense (benefit)	4,655	1,145	(102)	H	5,698
Net income (loss)	$8,195	$2,125	$(189)		$10,131
Dividends on preferred shares	1,100	—	—		1,100
Net income available to common stockholders	$7,095	$2,125	$(189)		$9,031

Earnings per share:
Basic	$1.00				$1.27
Diluted	$0.97				$1.20

Basic weighted average shares	7,112,309				7,112,309
Diluted weighted average shares	8,477,102				8,477,102

(Unaudited)		ONB	Pro Forma
For the six months ended June 30, 2014	First Mid	Branches	Transactions	Note	Pro Forma
Net interest income	$25,359	$3,801	$683	A, B, C	$29,843
Provision for loan losses	451	—	58	D	509
Non-interest income	9,471	3,761	—		13,232
Non-interest expense	22,174	4,407	1,291	E, F, G	27,872
Income before taxes	12,205	3,155	(666)		14,694
Income tax expense (benefit)	4,569	1,104	(233)	H	5,440
Net income (loss)	$7,636	$2,051	$(433)		$9,254
Dividends on preferred shares	2,208	—	—		2,208
Net income available to common stockholders	$5,428	$2,051	$(433)		$7,046

Earnings per share:
Basic	$0.92				$1.20
Diluted	$0.91				$1.10

Basic weighted average shares	5,882,122				5,882,122
Diluted weighted average shares	8,386,302				8,386,302

Notes:

A	To reflect the accretion of the discount on loans acquired.

B	To reflect the amortization of the premium on time deposits acquired.

C	To reflect the decrease in interest income on interdivisional investments funds as a result of deposit premium paid.

D	To reflect additional provision for loan losses for the loans acquired.

E	To reflect amortization of the core deposit intangible asset.

F	To reflect additional depreciation from adjustment to market value of premises and equipment acquired.

G	To reflect additional operational expenses.

H	Tax effect of pro forma adjustments at an estimated tax rate of 35%.